UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 18, 2012

Taylor Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50034	36-4108550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9550 West Higgins Road, Rosemont, Illinois		60018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 653-7978

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 18, 2012, Taylor Capital Group, Inc. (the “Company”) entered into a letter agreement (the “Warrant Repurchase Agreement”) with the United States Department of the Treasury (“Treasury”). Pursuant to the Warrant Repurchase Agreement, on July 18, 2012 the Company repurchased from Treasury the Company’s outstanding warrant to purchase 1,510,418 shares of the Company’s common stock, $0.01 par value per share, at an exercise price of $10.41 per share (the “Warrant”). The Warrant was issued to Treasury on November 21, 2008 in connection with the Company’s participation in the Troubled Asset Relief Program Capital Purchase Program. The Company paid an aggregate cash purchase price of $9,839,273.00 for the Warrant, which has been cancelled. The Warrant Repurchase Agreement is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed herewith:

10.1	Warrant Repurchase Agreement, dated July 18, 2012, between the Company and Treasury, with respect to the repurchase of the Warrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2012

TAYLOR CAPITAL GROUP, INC.

By:	/s/ Brian T. Black
Brian T. Black
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Warrant Repurchase Agreement, dated July 18, 2012, between the Company and Treasury, with respect to the repurchase of the Warrant.